CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-14 of our report dated September 24, 2019, relating to the financial statements and financial highlights of First Trust Mega Cap AlphaDEX® Fund (“FMK”), a series of First Trust Exchange-Traded AlphaDEX® Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Additional Information about FMK and EDOW” in the Proxy Statement/Prospectus, “Financial Statements” in the Statement of Additional Information, “Financial Highlights” in the FMK Prospectus, “Information for Investors in the United Kingdom”, “Miscellaneous Information”, and “Financial Statements” in the FMK Statement of Additional Information, “Financial Highlights” in the First Trust Dow 30 Equal Weight ETF (“EDOW”) Prospectus, and “Miscellaneous Information” and “Financial Statements” in the EDOW Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 30, 2020